Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, each dated September 24, 2025, and each included in this Post-Effective Amendment No. 110 to the Registration Statement (Form N-1A, File No. 333-184477) of Stone Ridge Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 28, 2025, with respect to the financial statements and financial highlights of LifeX 2050 Inflation-Protected Longevity Income ETF (formerly LifeX Inflation-Protected Income Fund 1950F), LifeX 2050 Longevity Income ETF (formerly LifeX Income Fund 1950F), LifeX 2055 Inflation-Protected Longevity Income ETF (formerly LifeX Inflation-Protected Income Fund 1955F), LifeX 2055 Longevity Income ETF (formerly LifeX Income Fund 1955F), LifeX 2060 Inflation-Protected Longevity Income ETF (formerly LifeX Inflation-Protected Income Fund 1960F), LifeX 2060 Longevity Income ETF (formerly LifeX Income Fund 1960F) (six of the funds constituting Stone Ridge Trust) included in the Annual Report (Form N-CSR) for the year ended December 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

September 23, 2025